EXHIBIT 99.1

Investor Contact:	Media Contact:
Veronica Rosa	Joe Crivelli
VP, Corp. Comm. and Investor Relations	Senior Vice President
USA Technologies	Gregory FCA
484-359-2138	610-228-2100
vrosa@usatech.com	joec@gregcomm.com

USA Technologies Provides Fourth Quarter Fiscal 2012 Update

 Company Expects Record Revenues and Increasing Recurring Revenue Growth
15,000 New Connections Expected for June 2012 Quarter; Up 114% Over Prior Year

MALVERN, PA, June 25, 2012 –USA Technologies, Inc. (NASDAQ: USAT) (“USAT” or the “Company”), a leader of wireless, cashless payment and M2M telemetry solutions for self−serve, small−ticket retailing industries, today  announced the following preliminary results for the fourth quarter ending June 30, 2012.

Revenues:

●	Total revenues for the fourth quarter are expected to be approximately $8.0 million—a USAT record—versus $6.9 million for the same period in the prior year.

Recurring Revenues:

●	License and transaction fees are expected to be approximately $6.4 million for the fourth quarter, representing an increase of approximately 27% from the fourth quarter of fiscal 2011.

●	Recurring revenues are expected to represent approximately 80% of total anticipated revenues for the fourth quarter, compared to 73% for the same period last year.

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Recurring revenues are license and transaction fees earned through USAT’s ePort Connect® service.  License and transaction fees continue to increase as a result of  USAT’s successful initiatives aimed to grow new connections and new customers for its turnkey telemetry, machine-to-machine ("M2M") and cashless payment services designed for the small-ticket, unattended retail market.   With minimal customer churn to date, and by focusing on a high-margin service model, these monthly revenues provide a foundation for profitability and long-term value creation.

Connections and Customers

●	New connections, which contribute to future recurring revenues, are expected to be approximately 15,000 for the June quarter, representing a 114% increase over the same period a year ago.

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USAT’s total ePort Connect service base now stands at approximately 163,000, a 37% increase from one year ago. The growth in connections is primarily attributable to USAT’s JumpStart program, expansion into vertical markets such as kiosk, and continued demand for cashless payment solutions to meet consumer’s demand for non-cash options.

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The list of new ePort Connect customers is also expected to lengthen in the quarter—by 400 new customers.  This would bring total customers to approximately 3,225 at June 30, 2012, a 67% increase from one year ago.

“We believe that these preliminary revenue, connection and customer results for the fourth quarter and fiscal year ending June 30, 2012 indicate that our plan is working and generating positive results,” said Stephen P. Herbert, Chairman and CEO of USA Technologies. “We are adding to our customer base, growing our business with new and existing customers, and focusing on a high margin service model that is providing the foundation to move us quickly toward profitability.”

As stated earlier in the month, given the greater scale and visibility provided by USAT’s growing recurring revenue base and scalable service platform, the Company also expects Adjusted EBITDA for the fourth quarter ending June 30, 2012 to be greater than the March 31, 2012 quarter, excluding proxy contest costs.  However, given the costs associated with the proxy contest, the Company expects net loss for the June 30, 2012 quarter to be greater than the March 31, 2012 quarter.

Mr. Herbert continued, “We are pleased that the recent financial results of the Company and these anticipated results for the June quarter speak for themselves, and demonstrate that management is fulfilling its commitment to shareholders to drive the company toward profitability and increased customer and shareholder value.  We look forward to discussing these achievements at our annual meeting of shareholders later this week.”

The anticipated financial results for the quarter and fiscal year ending June 30, 2012 included in this release are preliminary and subject to finalization of USA Technologies’ quarterly financial and accounting procedures. USA Technologies will hold a conference call and webcast to review its fourth quarter fiscal 2012 financial results in early August.  Details will be released approximately two weeks prior to the call.

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. USAT has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com.

Non-GAAP Financial Measures: Adjusted EBITDA

As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense. We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash charge that is not related to USAT’s operations. We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of USAT. Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP (Generally Accepted Accounting Principles). The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT’s net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of USAT’s profitability or net earnings. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the costs and management distractions attendant to Mr. Tirpak’s nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; the outcome of the proxy contest and related litigation; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s investigation would have a material adverse effect on the future financial results or condition of USAT; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to obtain widespread commercial acceptance of it products; and whether USAT's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.